Exhibit 99.1

FOR IMMEDIATE RELEASE

Media and Investor contact:

Christopher Bona

Head of Communications

312.292.5052

investorinfo@ryerson.com

Ryerson Announces Pricing of Public Offering of Common Stock

CHICAGO – July 19, 2016 –Ryerson Holding Corporation (NYSE: RYI) (the “Company”) announced today the pricing of its previously announced underwritten public offering of 5,000,000 shares of its common stock at a public offering price of $15.25 per share, before underwriting discounts and commissions. In addition, the Company has granted the underwriters a 30-day option to purchase up to 750,000 additional shares of common stock at the public offering price less underwriting discounts and commissions.

The offering is expected to close on July 25, 2016, subject to the satisfaction or waiver of customary closing conditions. The Company intends to use the net proceeds of the offering to repurchase, redeem, defease or otherwise repay portions of its outstanding indebtedness, including but not limited to, its outstanding 11.25% Senior Notes due 2018, from time to time.

J.P. Morgan, Deutsche Bank Securities, BMO Capital Markets, Goldman, Sachs & Co. and Jefferies are acting as joint bookrunning managers for the offering and Citigroup, Credit Suisse, KeyBanc Capital Markets, Macquarie Capital and UBS Investment Bank are acting as co-managers for the offering.

This offering is being made only by means of a prospectus supplement and related prospectus. Copies of the prospectus supplement and related prospectus relating to

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this offering may be obtained from J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 1-866-803-9204; Deutsche Bank Securities Inc., Attention: Prospectus Group, 60 Wall Street, New York, NY 10005, e-mail: prospectus.cpdg@db.com, telephone: 1-800-503-4611; or BMO Capital Markets Corp., Attn: Equity Syndicate Department, 3 Time Square New York, NY 10036, e-mail: bmoprospectus@bmo.com, telephone: 1-800-414-3627.

The shares are being offered pursuant to an effective shelf registration statement. This press release is for informational purposes only and shall not constitute an offer to sell or a solicitation of an offer to buy, nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Ryerson

Ryerson is a processor and distributor of metals with operations in the United States, Canada, Mexico and China. The company serves a variety of industries, including customers making products or equipment for the commercial ground transportation, metal fabrication and machine shops, industrial machinery and equipment, consumer durables, HVAC, construction, food processing and agriculture, as well as oil and gas. Founded in 1842, Ryerson is headquartered in the United States and has approximately 3,400 employees in approximately 100 locations.

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Forward-Looking Statements

Certain statements made in this press release and other written or oral statements made by or on behalf of the company constitute “forward-looking statements” within the meaning of the federal securities laws, including statements regarding our future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future. Such statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “estimates,” “will,” “should,” “plans” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. The company cautions that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements as a result of various factors. Among the factors that significantly impact the metals distribution industry and our business are: the cyclicality of our business; the highly competitive and fragmented market in which we operate; fluctuating metal prices; our substantial indebtedness and the covenants in instruments governing such indebtedness; the integration of acquired operations; regulatory and other operational risks associated with our operations located inside and outside of the United States; work stoppages; obligations regarding certain employee retirement benefit plans; the ownership of a majority of our equity securities by a single investor group; currency fluctuations; and consolidation in the metals producer industry. Forward-looking statements should, therefore, be considered in light of various factors, including those set forth above and those set forth under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2015 and in our other filings with the Securities and Exchange Commission. Moreover, we caution against placing undue reliance on these statements, which speak only as of the date they were made. The company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events or circumstances, new information or otherwise.

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